UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2016

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry Into a Material Definitive Agreement.

On December 20, 2016, Golden Minerals Company (the “Company”) entered into an At the Market Offering Agreement (the “Sales Agreement”) with H. C. Wainwright & Co., LLC (“Wainwright”), under which the Company may, from time to time, issue and sell shares of the Company’s common stock, $0.01 par value per share, on the NYSE MKT LLC (the “NYSE MKT”) or on any other existing United States trading market for its common stock through Wainwright as sales manager for aggregate sales proceeds of up to $5,000,000 (the “Offering”).   Under the Offering, no offers or sales of common shares will be made in Canada, including through the Toronto Stock Exchange or other trading markets in Canada.  The common stock will be distributed at the market prices prevailing at the time of sale. As a result, prices of the common stock sold under the Offering may vary as between purchasers and during the period of distribution.

Under the Sales Agreement, the Company will set the parameters for the sale of shares of common stock, including the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made.  Subject to the terms and conditions of the Sales Agreement, Wainwright may sell the shares of common stock by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by Wainwright and the Company. Wainwright will use commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE MKT.  The Sales Agreement may be terminated by the Company upon prior notice to Wainwright or by Wainwright upon prior notice to the Company.

The Company intends to use the net proceeds of the Offering, if any shares of common stock are sold, together with the Company’s current cash resources, to fund new and continuing exploration programs at its mining projects, for possible future acquisitions and for general corporate and working capital purposes.

The Sales Agreement provides that Wainwright will be entitled to compensation for its services at a commission rate of 2.0% of the gross sales price per share of common stock sold.  The Company has agreed in the Sales Agreement to reimburse certain legal expenses of Wainwright in connection with the Offering up to a maximum of $50,000.

The Company has no obligation to sell any shares of common stock under the Sales Agreement, and the Company or Wainwright may suspend the offering of common stock under the Sales Agreement upon notice to the other and subject to other conditions.  The Company has agreed in the Sales Agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The common stock will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-199026), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 5, 2014.  The Company filed a prospectus supplement, dated December 20, 2016, with the SEC in connection with the Offering.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the Sales Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Sales Agreement were made solely for purposes of the Offering and as of specific dates, were solely for the benefit of the parties to the Sales Agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders.  Security holders are not third-party beneficiaries under the Sales Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Sales Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The legal opinion of Davis Graham & Stubbs LLP relating to the shares of common stock being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01                                           Other Events.

Santa Maria

At the Santa Maria mine in southern Chihuahua, Mexico, the Company has continued with metallurgical testing of sulfide vein material in the fourth quarter 2016. Metallurgical recoveries at the third party sulfide flotation mill used to process the Company’s 7,500 tons of bulk samples averaged approximately 73 percent for silver and 50 percent for gold from partially oxidized sulfide vein material. The Company expects recoveries to improve in the sulfide vein material it is now testing, which exhibits less oxidation than the previous bulk samples. If the Company were to begin mining at Santa Maria, it would expect to mine and process sulfide material which is less oxidized and similar to that now being tested. The Company intends to defer until the first quarter 2017 updating its mineralized material estimate and completing a Preliminary Economic Assessment (“PEA”), when the Company expects to have received results of these additional tests and incorporated them into the project evaluation.

Rodeo

In the fourth quarter 2016, the Company completed a 2,080-meter core drilling program at its Rodeo gold project located approximately 80 kilometers west of its Velardeña properties in Durango State, Mexico, at a cost of $0.4 million. The Company has defined a gold and silver bearing epithermal vein and breccia system with encouraging gold and silver values exposed at the top of a northwesterly-striking ridge and dipping to the northeast. Previous work at Rodeo by other mining companies has shown the mineralized system to be exposed at surface over about one kilometer of strike length. The Company is preparing a mineralized material estimate for Rodeo, which it expects to release during the first quarter 2017. If the Company discovers a deposit with sufficient tonnage and grade, with metallurgical recoveries, costs and other characteristics to support mining, the location of the deposit could make it amenable to open pit mining, with material trucked to the Velardeña oxide plant for processing after the Hecla lease terminates.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
5.1	Opinion of Davis Graham & Stubbs LLP.

10.1	At the Market Offering Agreement, dated as of December 20, 2016, between Golden Minerals Company and H. C. Wainwright & Co., LLC.

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and applicable Canadian securities legislation, including statements regarding anticipated sales of common stock under the Offering and the intended use of proceeds from the Offering;  expected Santa Maria metallurgical test results, planned evaluation of those results, planned timing for a mineralized material estimate update and completion of a PEA and expected mining and processing capabilities at Santa Maria; and expected Rodeo drill results, whether such results and other factors will make the deposit amendable to open pit mining, and the planned timing for a mineralized material estimate for Rodeo. These statements are subject to risks and uncertainties, including: whether any sales are completed under the Offering, changes in the use of proceeds due to unanticipated developments and other factors that may cause actual results, performance or achievements to be materially different than those expressed or implied; unfavorable or less favorable than anticipated results from exploration at the Santa Maria or Rodeo properties and whether we will be able to advance these exploration properties; potential delays in our exploration activities, including evaluation of drill results, a mineralized material update and preparation of a PEA at the Santa Maria project, or other activities to advance properties towards mining resulting from environmental events or permitting delays or problems, accidents, problems with contractors, disputes under agreements related to exploration properties, unanticipated costs and other unexpected events; increases in costs and declines in general economic conditions; inability to raise external financing on acceptable terms or at all; and changes in political conditions, in tax, royalty, environmental and other laws in Mexico, and financial market conditions. The Company assumes no obligation to update this information. Additional risks relating to the Company may be found in the periodic and current reports filed with the Securities Exchange Commission by Golden Minerals, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2016

GOLDEN MINERALS COMPANY

	By:	/s/ Robert P. Vogels
		Name:	Robert P. Vogels
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Davis Graham & Stubbs LLP.

10.1	At the Market Offering Agreement, dated as of December 20, 2016, between Golden Minerals Company and H. C. Wainwright & Co., LLC.

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).